UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 9, 2005
MSW Energy Holdings LLC
MSW Energy Finance Co., Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	0001261679	14-1873119
Delaware	0001261680	20-0047886
(State or other	Commission File Number	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation or
organization)
c/o Danielson Holding Corporation
40 Lane Road
Fairfield, New Jersey 07004
(Address of principal executive offices) (Zip Code)
(973) 882-9000 Registrant’s telephone number, including area code:
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.
     On November 9, 2005, MSW Energy Holdings LLC (“MSW Energy Holdings”) and MSW Energy Finance Co., Inc. (“MSW Finance”) filed with the Securities and Exchange Commission their Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (the “Form 10-Q”). This 8-K contains supplemental financial information concerning MSW Energy Holdings and MSW Finance not included in the 10-Q, including certain non-GAAP financial information identified herein.
     The information in this Form 8-K is furnished pursuant to Item 2.02 of this Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.
     MSW Energy Holdings is a Delaware limited liability company formed in March 2003 that was organized for the purpose of acquiring and holding a 50% interest in Covanta Ref-Fuel Holdings LLC (“Covanta Ref-Fuel Holdings”), formerly known as Ref-Fuel Holdings LLC, from Duke Energy Corporation. The initial acquisition of Covanta Ref-Fuel Holdings was completed on June 30, 2003 and the second acquisition occurred on September 30, 2005. In part to fund this acquisition, MSW Energy Holdings issued $200 million aggregate principal amount of 8 1/2% senior secured notes due September 1, 2010 (“Senior Notes”).
     The indenture under which MSW Energy Holdings’ Senior Notes were issued requires, among other things, but subject to certain exceptions, that any restricted payments are not permitted unless certain ratio covenants based on MSW Energy Holdings’ last twelve months proportionate ownership of Covanta Ref-Fuel Holdings have been met. The proportionate adjusted data is presented, including proportionate interest expense and proportionate adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) because these measures are used in the calculation of covenant compliance under such indenture governing the Senior Notes.
     These measures, which are included in the following tables, are unaudited measures which are not prepared in accordance with US generally accepted accounting principles (“GAAP”). They are not intended to supplant the information provided in accordance with GAAP. Accordingly, a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, operating cash flows, is included. In addition, the ratio of proportionate interest expense to Adjusted EBITDA is an interest coverage ratio under the indenture with respect to which MSW Energy Holdings is not aware of a directly comparable GAAP measure. Accordingly, readers are directed to the computation of proportionate interests and the reconciliation of Adjusted EBITDA to operating cash flows presented below for a reconciliation of such ratio to its GAAP components. Furthermore, these measures may not be comparable to those used by other companies. The following tables should be read in conjunction with MSW Energy Holdings’ historical financial statements and related notes. The information is being presented for informational purposes only, as it relates to the covenant calculation under the Senior Notes. Additionally, as required under the indenture, the activity of Covanta Ref-Fuel Holdings is separate from MSW Energy Holdings’ incremental activity in the following calculations (unaudited, in thousands of dollars):

Last Twelve
Months Ended
September 30,
2005
Proportionate other data
Proportionate Adjusted EBITDA (1)	$137,626
Proportionate interest expense (2)	41,638
Ratio of proportionate Adjusted EBITDA to proportionate interest expense (3)	3.3x

(1)	Proportionate Adjusted EBITDA is defined under the indenture as MSW Energy Holdings’ ownership percentage of Covanta Ref-Fuel Holdings times Covanta Ref-Fuel Holdings’ Adjusted EBITDA. Adjusted EBITDA for Covanta Ref-Fuel Holdings (as calculated below) is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Proportionate Adjusted EBITDA for the last twelve months ended September 30, 2005 is calculated by subtracting the results for the nine months ended September 30, 2004 from the twelve months ended December 31, 2004, and then adding the combined nine months ended September 30, 2005, as follows (unaudited, dollars in thousands):

			Combined	Combined
	Year	Nine Months	Nine Months	Twelve Months
	Ended	Ended	Ended	Ended
	December 31,	September 30,	September 30,	September 30,
	2004	2004	2005	2005
Covanta Ref-Fuel Holdings:
Net Income	$92,030	$59,946	$46,961	$79,045
Income taxes	741	506	125	360
Net interest expense on intermediate debt	15,351	11,737	10,656	14,270

Operating income	108,122	72,189	57,742	93,675
One time charges for acquisition	—	—	30,192	30,192
Interest on project debt	28,379	21,198	22,114	29,295
Depreciation and amortization	120,530	90,467	85,769	115,832
Loss on retirements	2,107	960	25	1,172

EBITDA	259,138	184,814	195,842	270,166
Energy contract levelization*	22,789	16,627	1,699	7,861
Amortization of lease intangible	(3,641)	(2,817)	(845)	(1,669)

Adjusted EBITDA	$278,286	$198,624	$196,696	276,358

MSW Energy Holdings ownership percentage**				49.8%

MSW Energy Holdings Proportionate Adjusted EBITDA				$137,626

(2)	Proportionate interest expense is defined under the indenture as 49.8% of the interest expense for Covanta Ref-Fuel Holdings plus 100% of interest expense.
     The following table reconciles MSW Energy Holdings Proportionate Interest Expense (unaudited, dollars in thousands):

Twelve Months
Ended
September 30, 2005
Covanta Ref-Fuel Holdings interest expense	$48,355
MSW Energy Holdings ownership percentage**	49.8%

Covanta Ref-Fuel Holdings proportionate interest expense	24,081
MSW Energy Holdings incremental interest expense	17,557

MSW Energy Holdings proportionate interest expense	$41,638

(3)	Proportionate Adjusted EBITDA to proportionate interest expense is defined under the indenture as the quotient of proportionate Adjusted EBITDA divided by proportionate interest expense.
*	The levelization of the energy contract relates to the accounting of a long-term power contract. The revenue under which is being recognized in accordance with Emerging Issues Task Force (“EITF”) Issues 96-17 “Revenue Recognition under Long-Term Power Sales Contracts That Contain Both Fixed and Variable Pricing Terms.” EITF 96-17 requires that MSW Energy Holdings recognizes power revenues under these contracts as the lesser of (a) amounts billable under the respective contracts; or (b) an amount determinable by the kilowatt hours made available during the period multiplied by the estimated average revenue per kilowatt hour over the term of the contract. The determination of the lesser amount is to be made annually based on the cumulative amounts that would have been recognized had each method been applied consistently from the beginning of the contract. The difference between the amount billed and the amount recognized is included in other long-term liabilities.

**	Note that as of September 30, 2005, MSW Energy Holdings acquired Duke’s 0.2% ownership of Covanta Ref-Fuel Holdings and from September 30, 2005 going forward will pick-up 50% of the Adjusted EBITDA of Covanta Ref-Fuel Holdings.
Adjusted EBITDA is used in the calculation of covenant compliance under such indenture governing the Senior Notes, which we consider to be a liquidity measure. Accordingly we show below a reconciliation of Covanta Ref-Fuel Holdings’ Adjusted EBITDA to operating cash flow, which we believe to be the most directly comparable GAAP measure.

			Combined	Combined
	Year	Nine Months	Nine Months	Twelve Months
	Ended	Ended	Ended	Ended
	December 31,	September 30,	September 30,	September 30,
	2004	2004	2005	2005
Adjusted EBITDA	$278,286	$198,624	$196,696	$276,358
Amortization of debt	(16,269)	(12,615)	(8,343)	(11,997)
Interest expense	(44,849)	(33,587)	(33,985)	(45,247)
Interest income	1,118	651	1,215	1,682
Deferred revenue	(29)	(29)	(22)	(22)
Cash paid for one time charges	—	—	(30,192)	(30,192)
Changes in assets and liabilities
Accounts receivable, net	1,962	(602)	(2,287)	277
Prepaid expenses and other current assets	(1,194)	(140)	(3,140)	(4,194)
Other long-term assets	(2,157)	(4,788)	(4,172)	(1,541)
Accounts payable and other current liabilities	1,611	2,844	(2,656)	(3,889)
Accrued interest payable	(924)	8,458	4,321	(5,061)
Other long-term liabilities	1,932	524	(5,237)	(3,829)
Cash provided by operating activities	$219,487	$159,340	$112,198	$172,345

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 9, 2005 MSW ENERGY HOLDINGS LLC (Registrant)
By:	/s/ Anthony J. Orlando
Name: Anthony J. Orlando
Title: President

MSW ENERGY FINANCE CO., INC. (Registrant)
By:	/s/ Anthony J. Orlando
Name: Anthony J. Orlando
Title: President